Exhibit 10.46
THIRD AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of January 14, 2022 (the “Effective Date”), is made by and among NSREIT CB LOAN, LLC, CB LOAN NT-II, LLC, BRIGHTSPIRE CREDIT 3, LLC, BRIGHTSPIRE CREDIT 4, LLC, BRIGHTSPIRE CREDIT 3EU, LLC and BRIGHTSPIRE CREDIT 3UK, LLC, each a Delaware limited liability company (each such Person and any other Person when such Person joins as a Seller hereunder from time to time, individually and/or collectively as the context may require, “Seller”), BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”) (for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019, as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of April 14, 2021, and that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of August 24, 2021 (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.    Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)    The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety and any references to such terms in the Transaction Documents shall be deemed deleted and of no further force and effect: “Compounded SOFR”, “Corresponding Tenor”, “Early Opt-in Election”, “ISDA”, “ISDA Definitions” and “Term SOFR Transition Event”.
(b)    The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:

“Benchmark” shall mean, (a) for any LIBOR Based Transaction, initially, LIBOR, (b) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (c) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR; provided that if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Floor” shall mean the greater of (a) 0.00% and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with the replacement of LIBOR pursuant to Article 3(g)(i) or a SOFR Transition Event, such Unadjusted Benchmark Replacement shall be the SOFR Average or Term SOFR, as applicable (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to, but in no event greater than the spread adjustment or method for calculation in effect under, (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time; provided, that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “LIBOR”, “LIBOR Based Transaction”, “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, LIBOR, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, LIBOR, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or to be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark (or such component thereof) continues to be provided on such date; or
(3)    in the case of a SOFR Transition Event, the date set forth in the related Rate Election Notice provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” shall mean, with respect to any applicable Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Business Day” shall mean (a) a day other than (i) a Saturday or Sunday, (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed and (iii) a day on which commercial banks in London, England or, as it relates to a specific Foreign Purchased Asset, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Asset is located or the laws of which otherwise govern the Purchased Asset Documents relating to the subject Foreign Purchased Asset (or as otherwise designated in the Purchased Asset Documents relating to the subject Foreign Purchased Asset and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed and (b) with respect to any Pricing Rate Determination Date, a day on which banks are open for dealing in foreign currency and exchange in London, England.
“Eligibility Criteria” shall mean, with respect to any Eligible Asset, as of the Purchase Date, therefor,
(i)    the proposed Purchased Asset is a Whole Loan, Senior Interest or Mezzanine Loan accruing interest at a floating rate based on LIBOR, the SOFR Average, Term SOFR or any other benchmark rate approved by Buyer in its sole discretion,
(ii)    after giving effect to the purchase of the proposed Purchased Asset, the Portfolio Purchase Price Debt Yield (including the proposed Purchased Asset), as determined by Buyer, will be greater than the Minimum Portfolio Purchase Price Debt Yield,
(iii)    there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents,
(iv)    the Mortgaged Property LTV of the proposed Purchased Asset does not exceed the Mortgaged Property LTV Threshold, and
(v)    the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years.

“LIBOR” shall mean the London interbank offered rate for U.S. dollars with a tenor of one month which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one month period, that appears on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) for the Reference Time as determined by Buyer; provided that, if such rate does not appear on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) for the Reference Time, LIBOR shall be the rate determined with respect to the immediately preceding Pricing Rate Period. Buyer’s determination of LIBOR shall be binding and conclusive on Seller absent manifest error. Notwithstanding the foregoing, if any setting of LIBOR as provided above would result in such LIBOR setting being less than the applicable Benchmark Floor, such setting of LIBOR shall instead be deemed to be such Benchmark Floor.
“Pricing Rate Determination Date” shall mean, (a) with respect to any LIBOR Based Transaction, the LIBOR Based Pricing Rate Determination Date, (b) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date and (c) with respect to any Transaction that is neither a LIBOR Based Transaction nor a SOFR Based Transaction, the date on which the Pricing Rate is to be set, as determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the LIBOR Based Pricing Rate Determination Date, (b) if such Benchmark is the SOFR Average or Term SOFR, 3:00 p.m. (New York city) time on the SOFR Based Pricing Rate Determination Date and (c) if such Benchmark is not LIBOR, the SOFR Average or Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“SOFR” shall mean the secured overnight financing rate as administered by the SOFR Administrator.
“Term SOFR” shall mean, the forward-looking term rate based on SOFR with a tenor of one month (the “Term SOFR Reference Rate”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the Term SOFR Reference Rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the Term SOFR Administrator as of the related Reference Time; provided, however, that if, as of the such Reference Time, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related

SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of Term SOFR as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of Term SOFR shall instead be deemed to be such Benchmark Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion.
(c)    The following defined terms are hereby added to Article 2 of the Repurchase Agreement in their appropriate alphabetical location as follows:
“Anticipated Benchmark Replacement Date” shall have the meaning specified in Article 3(g)(v).
“Applicable SOFR” shall mean, with respect to each SOFR Based Transaction, either the SOFR Average or Term SOFR, as applicable, as designated in the related Confirmation.
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, (i) if such Benchmark is LIBOR, such Benchmark is determined pursuant to the proviso in the definition of “LIBOR” and (ii) if the Benchmark (or the published component used in the calculation thereof) is the SOFR Average or Term SOFR, that the SOFR Average or Term SOFR, as applicable, cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period.
“LIBOR Based Transaction” shall mean any Transaction for which the Benchmark is designated as LIBOR in the related Confirmation (and, in the case of any Transaction entered into prior to December 31, 2021, if no Benchmark is designated in the related Confirmation).
“LIBOR Based Pricing Rate Determination Date” shall mean (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) London Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Rate Period, with respect to any Pricing Rate Period, two (2) London Business Days prior to the first day of such Pricing Rate Period.
“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks in London, England are not open for business and conducting transactions in foreign currency and exchange.

“Rate Election Notice” shall mean, the written notice of the election by Buyer, in its sole discretion, to declare that an “SOFR Transition Event” shall occur, which Rate Election Notice shall designate the affected Benchmark, the applicable Benchmark Replacement Date and whether the applicable Unadjusted Benchmark Replacement shall be the SOFR Average or Term SOFR.
“SOFR Average” shall mean the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the 30-Day SOFR Average (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the SOFR Administrator on the SOFR Administrator’s Website for the related Reference Time; provided, however, that if, as of such Reference Time, the 30-Day SOFR Average has not been published on the SOFR Administrator’s Website, the SOFR Average for such setting will be 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of the SOFR Average as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of the SOFR Average shall instead be deemed to be such Benchmark Floor.
“SOFR Based Pricing Rate Determination Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) U.S. Government Securities Business Days preceding the first day of such Pricing Rate Period.
“SOFR Based Transaction” shall mean any Transaction for which the Benchmark (or the published component used in the calculation thereof) designated in the related Transaction (or as a result of the occurrence of a Benchmark Transition Event or SOFR Transition Event, as applicable, and the related Benchmark Replacement Date) is either the SOFR Average or Term SOFR.
“SOFR Transition Event” shall mean, the occurrence of:
(1)    a determination by Buyer to convert all Transactions using an applicable Benchmark to a Benchmark Replacement; and
(2)    the provision by Buyer of the applicable Rate Election Notice to Seller.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(d)    Article 3(e)(iv) of the Repurchase Agreement is hereby amended by adding the following after the last sentence thereof:
“Notwithstanding anything in this Article 3(e) to the contrary, in no event shall Buyer be required to advance or reallocate any Margin Excess in respect of a LIBOR Based Transaction after January 1, 2022; provided that the foregoing shall not modify or affect the determination of any Margin Deficit hereunder or Buyer’s obligation to fund Future Funding Advance Draws subject to the terms and conditions of Article 3(e)(iii).”
(e)    Article 3(g) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Effect of Benchmark Transition Event.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to any Benchmark prior to the Reference Time for any Pricing Rate Determination Date for such Benchmark, the applicable Benchmark Replacement will replace such Benchmark for all purposes under this Agreement or under any other Transaction Document in respect of such setting and all settings on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document). Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation or administration of any Benchmark or Benchmark Replacement, in connection with any Benchmark Replacement Date or as a result of a Benchmark Unavailability Period, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)    Market Disruption. During a Benchmark Unavailability Period, the component of the Pricing Rate based on the applicable Benchmark shall, during the continuance of such Benchmark Unavailability Period, be replaced with a Benchmark Replacement reasonably determined by Buyer.
(iv)    Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (a) any Benchmark Replacement Date, (b) the effectiveness of any Benchmark Replacement Conforming Changes and (c) the effectiveness of any changes to the calculation of the Pricing Rate described in Article 3(g)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Article 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Article 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(v)    Acknowledgement of Benchmark Transition Event in Respect of LIBOR. Buyer and Seller acknowledge and agree that a Benchmark Transition Event in respect of LIBOR occurred on March 5, 2021. Although June 30, 2023 is the anticipated date on which the administrator of LIBOR will permanently or indefinitely cease to provide LIBOR or that LIBOR will be declared no longer representative (the “Anticipated Benchmark Replacement Date”), the related Benchmark Replacement Date cannot be determined with certainty by Buyer at this time. Seller acknowledges and agrees that Buyer may determine that the Benchmark Replacement Date with respect to LIBOR will differ from the Anticipated Benchmark Replacement Date in accordance with the definition thereof or otherwise in connection with the occurrence of another Benchmark Transition Event or a SOFR Transition Event.
(vi)    Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to LIBOR, SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a SOFR Transition Event, the removal or lack thereof of unavailable or non-representative tenors of LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i).”
(f)    Article 3(i)(1) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(1) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Buyer (A) to enter into Transactions, then any commitment of Buyer, as applicable, hereunder to enter into new Transactions shall forthwith be canceled or (B) to maintain or continue Transactions, then a Repurchase Date shall occur for all Transactions on the next Remittance Date or on such earlier date as may be required by law. If any termination of a Transaction shall occur in accordance with subclause (B) of the preceding sentence, Seller shall pay to Buyer, as applicable, such amounts, if any, as may be required pursuant to Article 3(f).”
(g)    Paragraph A.(36) of Exhibit X to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(36)    Interest Rates. Each Mortgage Loan bears interest at a floating rate of interest that is based on LIBOR, the SOFR Average or Term SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate). With respect to each Mortgage Loan that is a Fixed Rate Loan, such Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan.”
2.    Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.    Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

4.    Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.    Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly after Buyer or Buyer’s counsel gives Seller an invoice for such expenses.
6.    Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.    Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures
10.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By: /s/ Richard Schlenger____________
Name: Richard Schlenger
Title: Authorized Signatory

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SELLER:

NSREIT CB LOAN, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

CB LOAN NT-II, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

BRIGHTSPIRE CREDIT 3, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

BRIGHTSPIRE CREDIT 4, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

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BRIGHTSPIRE CREDIT 3EU, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President
BRIGHTSPIRE CREDIT 3UK, LLC, a Delaware limited liability company By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

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GUARANTOR: BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, By: /s/ David A. Palamé __________ Name: David A. Palamé Title: Vice President

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EXHIBIT A
EXHIBIT III
FORM OF CONFIRMATION STATEMENT
[DATE]
To:    [_________________________]
Re:    Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among NSREIT CB Loan, LLC, CB Loan NT-II, LLC, Brightspire Credit 3, LLC, Brightspire Credit 4, LLC, Brightspire Credit 3EU, LLC and Brightspire Credit 3UK, LLC, each a Delaware limited liability company (each such Person and any other Person when such Person joins as a Seller under the Repurchase Agreement from time to time, individually and/or collectively as the context may require, “Seller”) and Citibank, N.A. (“Buyer”).
Ladies and Gentlemen:
In accordance with Article 3(a) of the Repurchase Agreement, Buyer is pleased to deliver this written CONFIRMATION of its agreement to enter into a Transaction with you pursuant to which Buyer will purchase from you the Eligible Asset identified below and you will agree to repurchase such Eligible Asset from Buyer on the terms set forth herein and in accordance with the Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchase Date:	__________, 20__
Eligible Asset(s):	As identified on attached Schedule 1
Aggregate Principal Amount of Eligible Asset(s):	As identified on attached Schedule 1
Governing Agreements:	As identified on attached Schedule 1
Repurchase Date:	__________, 20__
Purchase Price:	$/£/€
Repurchase Price:	As provided in the Repurchase Agreement.
Initial Market Value of Purchased Asset:	$/£/€
Purchase Price Debt Yield	__________________%

Pricing Rate:	[LIBOR/Term SOFR/SOFR Average] plus Applicable Spread of _______ basis points
Purchase Price Percentage: Effective Purchase Price Percentage:	_____% _____%
Amount of Seller’s Future Funding Obligations:	$______________
Purchase Price LTV:	_____%
Applicable Currency:	[U.S. Dollars/Euros]
[Purchase Date Spot Rate (U.S. Dollars):	[____]][1]
[Purchase Date Spot Rate (EUR):	[____]][2]
[Other Applicable Business Day:	As identified on attached Schedule 1][3]

Amount of Buyer’s Future Funding Advance Obligations:	$______________

1 For Foreign Purchased Assets.
2 For Foreign Purchased Assets denominated in Euro where underlying Mortgaged Property is denominated in currency other than Euro.
3 For Foreign Purchased Assets, as necessary pursuant to clause (iii) of the definition of “Business Day”.

    [FOR FUTURE FUNDING ADVANCE DRAW, IF APPLICABLE][In addition to the satisfaction of all terms and conditions set forth in the Repurchase Agreement, the pending Transaction shall be subject to the following conditions precedent:]

[FUTURE FUNDING ADVANCE DRAW CONDITIONS PRECEDENT TO BE ADDED]

Seller's Wiring Instructions:
Bank Name:	JP Morgan Chase Bank
ABA Number:	021-000-021
Account Number:	209-598-819
Reference:	Credit RE Operating Company, LLC

You hereby certify that the representations and warranties in Article 9 of the Repurchase Agreement (subject to any exceptions set forth in the Requested Exceptions Report attached hereto) are true and correct with respect to the Purchased Asset subject to this Confirmation on and as of the Purchase Date for this Transaction in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Please evidence your agreement to proceed with the proposed Transaction by promptly returning to Buyer a countersigned counterpart of this Confirmation.

CITIBANK, N.A.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[_________________________]

By:
Name:
Title:

Schedule 1 to Confirmation Statement

ASSET INFORMATION
Loan / Property Flag:
Number of Properties:
Borrower:
Property Name (for each property):
Property Address (for each property):
Origination Date:

Loan Amount:
Current Principal Balance            $______________
Maximum Principal Balance        $______________
Interest Rate:
Maturity Date:
Governing Agreements:

[Other Applicable Business Day:]